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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report  (Date of earliest event reported)  September 22, 1998
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                                V-ONE CORPORATION
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             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-21511
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Delaware                                                52-1953278
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(State or other jurisdiction of incorporation) (IRS Employer Identification No.)



20250 Century Boulevard - Suite 300
Germantown, Maryland                                         20874
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(Address of principal executive offices)                  (Zip Code)



               Registrant's telephone number, including area code:

                                 (301) 515-5200
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         (Former name or former address, if changed since last report.)




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


Item 5.  Other Events.
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         On  December  8,  1997,  V-ONE  Corporation,   a  Delaware  corporation
("Company"), issued 4,000 shares of Series A Convertible Preferred Stock ("Series A Stock") to Advantage Fund II Ltd. ("Advantage") for $4 million in the aggregate. Advantage currently holds 2,462 shares of Series A Stock. Each share of Series A Stock is convertible into shares of Common Stock, $0.001 par value per share, of the Company ("Common Stock") and was convertible into warrants to purchase shares of Common Stock ("Series A Warrants").

         Due to the Maximum Share Amount limitation found in Section 7(a)(1) of the Certificate of Designations of the Series A Stock ("Certificate"), the Company is not presently obligated to convert shares of Series A Stock held by Advantage. On September 21, 1998, the Company sent an inconvertibility notice to Advantage pursuant to Section 7(a)(2) of the Certificate indicating that, as of September 11, 1998, Advantage had the right to have some of its shares of Series A Stock redeemed by the Company for the Share Limitation Redemption Price (which term is defined in the Certificate).

          On September 22, 1998, the Company and Advantage entered into a waiver agreement ("Waiver Agreement") and Amendment No. 1 ("Amendment No. 1") to the Registration Rights Agreement dated as of December 3, 1997 by and between the Company and Advantage (as amended, "Registration Rights Agreement"). Pursuant to the Waiver Agreement, Advantage has until November 20, 1998 waived its right (1) to convert or require the Company to redeem its Series A Stock, (2) to an adjustment to the "Ceiling Price" and the "Conversion Percentage" (as such terms are defined in the Certificate), and (3) to the "Periodic Amount" pursuant to
Section 2(c) of the Registration Rights Agreement (the term "Periodic Amount" is defined in Section 2(c) of the Registration Rights Agreement).

         Under the Waiver Agreement, the Company also has the right to redeem the Series A Stock held by Advantage at any time until November 20, 1998 at a price of $1,300 per share. If the shares of Series A Stock are so redeemed, all accrued dividends will be waived by Advantage, without any additional payment by the Company. The Company is currently evaluating its options for raising the funds needed to redeem the shares of Series A Stock held by Advantage.

         Simultaneously with the execution of the Waiver Agreement, the Company granted to Advantage warrants to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.125 per share and warrants to purchase 389,441 shares of the Company's Common Stock at an exercise price of $4.77 per share, all of which expire on September 21, 2003 (collectively "Additional Warrants"). In addition, under the terms of the Waiver Agreement, Advantage will no longer receive Series A Warrants upon conversion of the Series A Stock. The Series A Stock is convertible solely into shares of Common Stock as provided in the Certificate without any other adjustment to the terms of conversion as a result of this change. Pursuant to the terms of Amendment No. 1, the Company has agreed to file a registration statement with respect to the shares of Common Stock underlying the Additional Warrants.

         The descriptions of the Certificate, the Waiver Agreement, Amendment No. 1 and of the agreements and other documents described in this Form 8-K are qualified in their entirety by reference to the exhibits filed with this Form 8-K and with the Company's Form 8-K dated December 15, 1997.

         The following documents were included as exhibits to the Company's Form 8-K, as filed with the Securities and Exchange Commission, on December 15, 1997:

         1.   Certificate  of  Designations  of Series A  Convertible  Preferred
              Stock;

         2. Subscription Agreement dated as of December 3, 1997 between V-ONE Corporation and Advantage Fund II Ltd.; and

         3. Registration Rights Agreement dated as of December 3, 1997 by and between V-ONE Corporation and Advantage Fund II Ltd.

Item 7.  Financial Statements and Exhibits.

   (c)   Exhibits.

99.1     Inconvertibility Notice dated September 21, 1998.

99.2 Waiver Agreement, dated as of September 22, 1998, between the Company and Advantage.

99.3 Amendment No. 1 dated as of September 22, 1998 to the Registration Rights Agreement between the Company and Advantage.

99.4     Warrants to purchase 100,000 shares of the Company's Common Stock.

99.5     Warrants to purchase 389,441 shares of the Company's Common Stock.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  September 25, 1998



                                  V-ONE CORPORATION



                                  By: /s/ Charles B. Griffis
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                                  Name:  Charles B. Griffis
                                  Title: Senior Vice President, Chief Financial
                                           Officer and Treasurer

Exhibit Index

1.   Inconvertibility Notice dated September 21, 1998.

2. Waiver Agreement, dated as of September 22, 1998, between the Company and Advantage.

3. Amendment No. 1 dated as of September 22, 1998 to the Registration Rights Agreement between the Company and Advantage.

4.   Warrant to purchase 100,000 shares of the Company's Common Stock.

5.   Warrant to purchase 389,441 shares of the Company's Common Stock